EXHIBIT 23.1

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-3776 of Bio-logic Systems Corp. on Form S-8 of our report, dated April 14, 2004, appearing in this Annual Report on Form 10-K of Bio-logic Systems Corp. for the year ended February 29, 2004.

GRANT THORNTON LLP

May 28, 2004